EXHIBIT 99.1

McGrath RentCorp Announces Results for Second Quarter 2017

LIVERMORE, Calif., Aug. 02, 2017 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ:MGRC) (the “Company”), a diversified business to business rental company, today announced total revenues for the quarter ended June 30, 2017 of $109.6 million, an increase of 6%, compared to the second quarter of 2016.  The Company reported net income of $11.5 million, or $0.48 per diluted share for the second quarter of 2017, compared to net income of $9.1 million, or $0.38 per diluted share, in the second quarter of 2016.

SECOND QUARTER 2017 COMPANY HIGHLIGHTS:

  Income from operations increased 21% year-over-year to $21.8 million.
  Rental revenues increased 5% year-over-year to $70.0 million.
  Adjusted EBITDA1 increased 7% million to $41.9 million for the second quarter of 2017.
  Dividend rate increased 2% year-over-year to $0.26 per share for the second quarter of 2017. On an annualized basis, this dividend represents a 2.8% yield on the August 1, 2017 close price of $36.54 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were pleased with our second quarter performance.  Mobile Modular accounted for the majority of the Company’s 21% operating profit increase compared to a year ago, as a result of higher gross profit from rental operations and higher sales gross profit.  TRS-RenTelco also achieved operating profit growth through effective management of depreciation expense, while the contribution from Adler Tank Rentals was down slightly compared to a year ago.

Mobile Modular rental revenues for the quarter increased 11% from a year ago as rental rates, fleet utilization and equipment on rent all increased.  Rental revenue growth continued to be healthy across commercial and education markets, as well as in our Portable Storage business.

TRS-RenTelco rental revenues for the quarter declined 2% as a result of lower communications test equipment business activity.  Communications test equipment rental revenues declined by 9%, but were partly offset by a 5% increase for general-purpose test equipment.  While average equipment utilization increased, average rental rates declined for the quarter, primarily due to the business activity mix shift from communications to general-purpose test equipment.

Adler Tank Rentals rental revenues for the quarter increased 2% from a year ago.  Upstream oil and natural gas rental revenue declined from 11% to 9% of total Adler rental revenues, but was more than offset by growth in other market verticals.  Average equipment on rent increased 10% to $167 million from $152 million a year ago and average utilization improved, although rental rates declined as a result of competitive price pressure and product mix shifts.

Our second quarter results are beginning to reflect some impact from initiatives that we have launched through our return on invested capital (or ROIC) work, particularly for Mobile Modular.  We are also maintaining discipline on new rental equipment capital spending while selectively selling some non-core equipment.

While end market conditions remain challenging for Adler Tank Rentals, and to a lesser extent TRS-RenTelco, we are encouraged by our second quarter and year to date results.  Based on these results and our current outlook for the second half of the year we are raising our financial outlook and expect 2017 total Company operating profit to increase 9% to 12% above 2016, compared to our prior expectation of a 3% to 5% increase.”

________________________________

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2017 to the quarter ended June 30, 2016 unless otherwise indicated.

MOBILE MODULAR

For the second quarter of 2017, the Company’s Mobile Modular division reported income from operations of $11.3 million, an increase of $3.0 million, or 36%.  Rental revenues increased 11% to $35.0 million, depreciation expense increased 2% to $5.3 million and other direct costs decreased 9% to $10.2 million, which resulted in an increase in gross profit on rental revenues of 28% to $19.5 million.  Rental related services revenues decreased 1% to $12.0 million, with associated gross profit decreasing 20% to $3.0 million.  Sales revenues increased 64% to $9.5 million and gross margin on sales of 26% was comparable to 2016, resulting in increased gross profit on sales revenues of $1.0 million.  Selling and administrative expenses increased 12% to $13.8 million, primarily due to increased salaries and employee benefit costs and higher allocated corporate expenses.

TRS-RENTELCO

For the second quarter of 2017, the Company’s TRS-RenTelco division reported income from operations of $7.1 million, an increase of $1.1 million, or 19%.  Rental revenues decreased 2% to $19.8 million, depreciation expense decreased 11% to $8.0 million and other direct costs decreased 2% to $3.3 million, which resulted in an increase in gross profit on rental revenues of 8% to $8.6 million.  Sales revenues decreased 13% to $5.6 million.  Gross margin on sales increased to 61% from 47% in 2016 primarily due to higher margins on used equipment sales, resulting in a 13% increase in gross profit on sales revenues to $3.4 million.  Selling and administrative expenses decreased 4% to $5.3 million, primarily due to lower allocated corporate expenses.

ADLER TANKS

For the second quarter of 2017, the Company’s Adler Tanks division reported income from operations of $3.0 million, a decrease of $0.2 million, or 7%.  Rental revenues increased 2% to $15.1 million, depreciation expense decreased 2% to $3.9 million and other direct costs increased 17% to $2.5 million, which together resulted in a comparable gross profit on rental revenues of $8.7 million.  Rental related services revenues decreased 4% to $6.2 million, with gross profit on rental related services increasing 1% to $1.5 million.  Selling and administrative expenses increased 5% to $7.3 million, primarily due to increased salaries and benefit costs.

FINANCIAL OUTLOOK:

Based upon the Company’s year to date results and current outlook for the second half of the year, the Company is raising its financial outlook and expects 2017 total Company operating profit to increase 9% to 12% above 2016, compared to our prior expectation of a 3% to 5% increase.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company with four rental divisions.  Mobile Modular rents and sells modular buildings to fulfill customers' temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia.  TRS-RenTelco rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas.  Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations serving key markets throughout the United States.  Mobile Modular Portable Storage provides portable storage solutions in the California, Texas, Florida, Northern Illinois, New Jersey, North Carolina and Georgia markets.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of July 6, 2017, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 2, 2017 to discuss the second quarter 2017 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at www.mgrc.com.  A 7-day replay will be available following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the call replay is 51612343.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at http://mgrc.com/Investor/EventsAndArchive

FORWARD-LOOKING STATEMENTS:

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements.  These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology.  In particular, the full year 2017 operating profit outlook in the CEO comments and “Financial Outlook” sections are forward-looking.

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following:  the extent of and timetable for the recovery underway in our modular building division; the continued recovery of the California market; the impact of the bond initiative passed in California on the modular building division;  the state of the wireless communications network upgrade environment; the utilization levels of our Adler Tanks liquid and sold containment tank and box rental assets; the potential for continuing softness in communications test equipment rental demand in our electronics division; our customers’ need and ability to rent our products; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; our ability to successfully integrate and operate acquisitions, as well as manage expansions; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; effect on our businesses from reductions to the price of oil or gas or the volatility of the oil industry generally; new or modified statutory or regulatory requirements; success of our strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-K for the year ended December 31, 2016, and those that may be identified from time to time in our reports and registration statements filed with the SEC.  Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties.  Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance.  Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenues
Rental	$69,953	$66,747	$137,931	$133,279
Rental related services	18,796	19,315	36,731	36,906
Rental operations	88,749	86,062	174,662	170,185
Sales	20,187	16,396	28,482	25,430
Other	646	647	1,275	1,189
Total revenues	109,582	103,105	204,419	196,804
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	17,242	18,231	34,621	36,771
Rental related services	14,312	14,677	28,145	28,402
Other	16,039	16,020	31,398	31,302
Total direct costs of rental operations	47,593	48,928	94,164	96,475
Costs of sales	12,778	10,421	17,374	15,918
Total costs of revenues	60,371	59,349	111,538	112,393
Gross profit	49,211	43,756	92,881	84,411
Selling and administrative expenses	27,365	25,683	55,213	52,080
Income from operations	21,846	18,073	37,668	32,331
Other income (expense):
Interest expense	(2,949)	(2,990)	(5,738)	(6,546)
Foreign currency exchange gain (loss)	11	(77)	237	74
Income before provision for income taxes	18,908	15,006	32,167	25,859
Provision for income taxes	7,447	5,927	12,733	10,214
Net income	$11,461	$9,079	$19,434	$15,645
Earnings per share:
Basic	$0.48	$0.38	$0.81	$0.66
Diluted	$0.48	$0.38	$0.80	$0.65
Shares used in per share calculation:
Basic	23,985	23,900	23,968	23,881
Diluted	24,092	23,949	24,164	23,931
Cash dividends declared per share	$0.260	$0.255	$0.520	$0.510

MCGRATH RENTCORP CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
(in thousands)	2017	2016
Assets
Cash	$1,871	$852
Accounts receivable, net of allowance for doubtful accounts of $1,987 in 2017 and $2,087 in 2016	96,539	96,877
Rental equipment, at cost:
Relocatable modular buildings	782,503	769,190
Electronic test equipment	249,935	246,325
Liquid and solid containment tanks and boxes	309,784	308,542
	1,342,222	1,324,057
Less accumulated depreciation	(479,015)	(467,686)
Rental equipment, net	863,207	856,371
Property, plant and equipment, net	118,117	112,190
Prepaid expenses and other assets	34,422	25,583
Intangible assets, net	8,159	8,595
Goodwill	27,808	27,808
Total assets	$1,150,123	$1,128,276
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$330,287	$326,266
Accounts payable and accrued liabilities	82,332	78,205
Deferred income	42,533	37,499
Deferred income taxes, net	292,606	292,019
Total liabilities	747,758	733,989
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 23,992 shares as of June 30, 2017 and 23,948 shares as of December 31, 2016	103,040	101,821
Retained earnings	299,452	292,521
Accumulated other comprehensive loss	(127)	(55)
Total shareholders’ equity	402,365	394,287
Total liabilities and shareholders’ equity	$1,150,123	$1,128,276

MCGRATH RENTCORP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2017	2016
Cash Flows from Operating Activities :
Net income	$19,434	$15,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,752	41,417
Provision for doubtful accounts	597	987
Share-based compensation	1,538	1,586
Gain on sale of used rental equipment	(7,914)	(6,282)
Foreign currency exchange gain	(237)	(74)
Amortization of debt issuance costs	25	26
Change in:
Accounts receivable	(259)	(1,584)
Income taxes receivable	—	11,000
Prepaid expenses and other assets	(8,839)	(2,863)
Accounts payable and accrued liabilities	680	4,361
Deferred income	5,034	2,061
Deferred income taxes	587	6,105
Net cash provided by operating activities	49,398	72,385
Cash Flows from Investing Activities:
Purchases of rental equipment	(46,118)	(45,715)
Purchases of property, plant and equipment	(9,623)	(8,698)
Proceeds from sales of used rental equipment	16,057	13,059
Net cash used in investing activities	(39,684)	(41,354)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	23,996	1,814
Principal payments on Series A senior notes	(20,000)	(20,000)
Proceeds from the exercise of stock options	—	37
Taxes paid related to net share settlement of stock awards	(319)	(486)
Payment of dividends	(12,390)	(12,253)
Net cash used in financing activities	(8,713)	(30,888)
Effect of foreign currency exchange rate changes on cash	18	(8)
Net increase in cash	1,019	135
Cash balance, beginning of period	852	1,103
Cash balance, end of period	$1,871	$1,238
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$5,817	$6,646
Net income taxes paid, during the period	$18,141	$5,679
Dividends accrued during the period, not yet paid	$6,214	$6,135
Rental equipment acquisitions, not yet paid	$6,359	$3,935

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$35,030	$19,805	$15,118	$—	$69,953
Rental related services	11,966	654	6,176	—	18,796
Rental operations	46,996	20,459	21,294	—	88,749
Sales	9,504	5,605	926	4,152	20,187
Other	138	475	33	—	646
Total revenues	56,638	26,539	22,253	4,152	109,582

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,333	7,980	3,929	—	17,242
Rental related services	8,930	657	4,725	—	14,312
Other	10,247	3,272	2,520	—	16,039
Total direct costs of rental operations	24,510	11,909	11,174	—	47,593
Costs of sales	6,994	2,176	802	2,806	12,778
Total costs of revenues	31,504	14,085	11,976	2,806	60,371

Gross Profit (Loss)
Rental	19,451	8,553	8,669	—	36,673
Rental related services	3,036	(3)	1,450	—	4,483
Rental operations	22,487	8,550	10,119	—	41,156
Sales	2,509	3,429	125	1,346	7,409
Other	138	475	33	—	646
Total gross profit	25,134	12,454	10,277	1,346	49,211
Selling and administrative expenses	13,817	5,330	7,261	957	27,365
Income from operations	$11,317	$7,124	$3,016	$389	21,846
Interest expense					(2,949)
Foreign currency exchange gain					11
Provision for income taxes					(7,447)
Net income					$11,461

Other Information
Average rental equipment [1]	$746,358	$248,117	$307,263
Average monthly total yield [2]	1.56%	2.66%	1.64%
Average utilization [3]	76.5%	62.4%	54.4%
Average monthly rental rate [4]	2.05%	4.27%	3.01%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2016
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$31,637	$20,269	$14,841	$—	$66,747
Rental related services	12,132	717	6,466	—	19,315
Rental operations	43,769	20,986	21,307	—	86,062
Sales	5,785	6,428	184	3,999	16,396
Other	125	494	28	—	647
Total revenues	49,679	27,908	21,519	3,999	103,105

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,221	8,998	4,012	—	18,231
Rental related services	9,024	629	5,024	—	14,677
Other	10,536	3,337	2,147	—	16,020
Total direct costs of rental operations	24,781	12,964	11,183	—	48,928
Costs of sales	4,264	3,402	201	2,554	10,421
Total costs of revenues	29,045	16,366	11,384	2,554	59,349

Gross Profit (Loss)
Rental	15,881	7,933	8,682	—	32,496
Rental related services	3,108	88	1,442	—	4,638
Rental operations	18,989	8,021	10,124	—	37,134
Sales	1,520	3,027	(17)	1,445	5,975
Other	125	494	28	—	647
Total gross profit	20,634	11,542	10,135	1,445	43,756
Selling and administrative expenses	12,336	5,546	6,893	908	25,683
Income from operations	$8,298	$5,996	$3,242	$537	18,073
Interest expense					(2,990)
Foreign currency exchange loss					(77)
Provision for income taxes					(5,927)
Net income					$9,079

Other Information
Average rental equipment [1]	$717,755	$254,970	$307,868
Average monthly total yield [2]	1.47%	2.65%	1.61%
Average utilization [3]	75.8%	59.5%	49.4%
Average monthly rental rate [4]	1.94%	4.45%	3.25%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$68,684	$39,551	$29,696	$—	$137,931
Rental related services	23,554	1,312	11,865	—	36,731
Rental operations	92,238	40,863	41,561	—	174,662
Sales	12,468	9,988	1,115	4,911	28,482
Other	235	1,002	38	—	1,275
Total revenues	104,941	51,853	42,714	4,911	204,419

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,666	16,071	7,884	—	34,621
Rental related services	17,727	1,254	9,164	—	28,145
Other	19,894	6,605	4,899	—	31,398
Total direct costs of rental operations	48,287	23,930	21,947	—	94,164
Costs of sales	9,076	4,076	935	3,287	17,374
Total costs of revenues	57,363	28,006	22,882	3,287	111,538

Gross Profit
Rental	38,125	16,875	16,913	—	71,913
Rental related services	5,827	58	2,700	—	8,585
Rental operations	43,952	16,933	19,613	—	80,498
Sales	3,391	5,912	181	1,624	11,108
Other	235	1,002	38	—	1,275
Total gross profit	47,578	23,847	19,832	1,624	92,881
Selling and administrative expenses	27,617	11,019	14,528	2,049	55,213
Income (loss) from operations	$19,961	$12,828	$5,304	$(425)	37,668
Interest expense					(5,738)
Foreign currency exchange gain					237
Provision for income taxes					(12,733)
Net income					$19,434

Other Information
Average rental equipment 1	$745,508	$247,099	$307,048
Average monthly total yield 2	1.54%	2.67%	1.61%
Average utilization 3	76.7%	62.3%	53.4%
Average monthly rental rate 4	2.00%	4.28%	3.02%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2016
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$62,792	$41,197	$29,290	$—	$133,279
Rental related services	23,337	1,501	12,068	—	36,906
Rental operations	86,129	42,698	41,358	—	170,185
Sales	8,432	12,262	589	4,147	25,430
Other	202	932	55	—	1,189
Total revenues	94,763	55,892	42,002	4,147	196,804

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,347	18,386	8,038	—	36,771
Rental related services	17,559	1,265	9,578	—	28,402
Other	19,552	6,976	4,774	—	31,302
Total direct costs of rental operations	47,458	26,627	22,390	—	96,475
Costs of sales	6,018	6,707	535	2,658	15,918
Total costs of revenues	53,476	33,334	22,925	2,658	112,393

Gross Profit
Rental	32,894	15,834	16,478	—	65,206
Rental related services	5,778	236	2,490	—	8,504
Rental operations	38,672	16,070	18,968	—	73,710
Sales	2,413	5,556	54	1,489	9,512
Other	202	932	55	—	1,189
Total gross profit	41,287	22,558	19,077	1,489	84,411
Selling and administrative expenses	24,798	11,343	14,155	1,784	52,080
Income (loss) from operations	$16,489	$11,215	$4,922	$(295)	32,331
Interest expense					(6,546)
Foreign currency exchange gain					74
Provision for income taxes					(10,214)
Net income					$15,645

Other Information
Average rental equipment [1]	$713,503	$257,767	$307,752
Average monthly total yield [2]	1.47%	2.66%	1.60%
Average utilization [3]	76.0%	59.5%	49.7%
Average monthly rental rate [4]	1.93%	4.48%	3.19%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016	2017	2016
Net income	$11,461	$9,079	$19,434	$15,645	$42,040	$40,779
Provision for income taxes	7,447	5,927	12,733	10,214	31,199	26,108
Interest	2,949	2,990	5,738	6,546	11,399	11,900
Depreciation and amortization	19,348	20,557	38,752	41,417	78,514	83,526
EBITDA	41,205	38,553	76,657	73,822	163,152	162,313
Share-based compensation	732	730	1,538	1,586	3,043	3,032
Adjusted EBITDA [1]	$41,937	$39,283	$78,195	$75,408	$166,195	$165,345
Adjusted EBITDA margin [2]	38%	38%	38%	38%	38%	40%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016	2017	2016
Adjusted EBITDA [1]	$41,937	$39,283	$78,195	$75,408	$166,195	$165,345
Interest paid	(3,397)	(3,660)	(5,817)	(6,646)	(11,607)	(11,791)
Net income taxes paid	(12,576)	(4,973)	(18,141)	(5,679)	(28,017)	(6,687)
Gain on sale of used rental equipment	(4,971)	(3,316)	(7,914)	(6,282)	(15,371)	(12,619)
Foreign currency exchange loss (gain)	(11)	77	(237)	(74)	(42)	161
Amortization of debt financing cost	12	13	25	26	51	51
Change in certain assets and liabilities:
Accounts receivable, net	(3,987)	(3,977)	338	(597)	(925)	(2,140)
Income taxes receivable	—	—	—	11,000	—	—
Prepaid expenses and other assets	(7,303)	(4,812)	(8,839)	(2,863)	(4,027)	2,066
Accounts payable and other liabilities	11,218	13,451	6,754	6,031	7,943	9,515
Deferred income	2,646	1,525	5,034	2,061	3,509	8,623
Net cash provided by operating activities	$23,568	$33,611	$49,398	$72,385	$117,709	$152,524

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:

Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200